SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 HUB GROUP, INC.
                (Name of Registrant as Specified in its Charter)

                                 HUB GROUP, INC.
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it is determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)   Amount Previously Paid:

      2)   Form, Schedule or Registration Statement No.:

      3)   Filing Party:

      4)   Date Filed:

                                                                  April 15, 1998


Dear Stockholder:

      You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Hub Group, Inc. This meeting will be held in Room 226 in the Hamburger University building on the McDonald's Office Campus at Ronald Lane, Oak Brook, Illinois at 10:00 a.m. Chicago time on Tuesday, May 19, 1998.

      The attached Notice of 1998 Annual Meeting of Stockholders and Proxy Statement describe the matters to be acted upon. The Annual Report to Stockholders and Form 10-K for the 1997 fiscal year are enclosed.

      We hope you will be able to attend the meeting. However, even if you anticipate attending in person, we urge you to mark, sign, date, and return the enclosed proxy card to ensure that your shares will be represented. If you attend, you will, of course, be entitled to vote in person.

                                          Sincerely,




                                          PHILLIP C. YEAGER
                                          Chairman

                                 HUB GROUP, INC.


                 NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Hub Group, Inc.:

      The Annual Meeting of Stockholders of Hub Group, Inc., a Delaware corporation (the "Company"), will be held in Room 226 in the Hamburger University building on the McDonald's Office Campus at Ronald Lane, Oak Brook, Illinois on Tuesday, May 19, 1998, at 10:00 a.m., Chicago time, for the following purposes:

      (1) To elect six directors of the Company to hold office until the next annual meeting of stockholders;

      (2)   To approve the Hub Group, Inc. 1997 Long-Term Incentive Plan; and

      (3) To transact such other business as may properly be presented at the Annual Meeting or any adjournment thereof.

      A proxy statement with respect to the Annual Meeting accompanies and forms a part of this Notice. The Company's Annual Report to Stockholders and Form 10-K for the fiscal year ended December 31, 1997, also accompany this Notice.

      The Board of Directors has fixed the close of business on March 31, 1998, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

                                 By order of the Board of Directors,





                                 MARK A. YEAGER
                                 Division President, Secretary and General
                                 Counsel



Lombard, Illinois
April 15, 1998




                             YOUR VOTE IS IMPORTANT

               PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND
              RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER
                OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING.

                                 HUB GROUP, INC.
                       377 E. BUTTERFIELD ROAD, SUITE 700
                             LOMBARD, ILLINOIS 60148

                                 PROXY STATEMENT

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Hub Group, Inc., a Delaware corporation ("Hub Group" or the "Company"), of proxies for use at the 1998 Annual Meeting of Stockholders of the Company to be held on Tuesday, May 19, 1998, and any adjournment thereof (the "Annual Meeting"). This Proxy Statement and accompanying form of proxy are first being sent to stockholders on or about April 15, 1998.

      The Company's Class A common stock, $.01 par value (the "Class A Common Stock"), and the Class B common stock, $.01 par value (the "Class B Common Stock," together with the Class A Common Stock, the "Common Stock"), are the only issued and outstanding classes of stock. Only stockholders of record at the close of business on March 31, 1998 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 6,990,950 shares of Class A Common Stock (each a "Class A Share") and 662,296 shares of Class B Common Stock (each a "Class B Share," and collectively with the Class A Shares, the "Shares") outstanding and entitled to vote.


                          VOTING RIGHTS AND PROCEDURES

      Shares represented by an effective proxy given by a stockholder will be voted as directed by the stockholder. If a properly signed proxy form is returned to the Company and is not marked, it will be voted in accordance with the recommendation of the Board of Directors on all proposals. A stockholder giving a proxy may revoke it at any time prior to the voting of the proxy by giving written notice to the Secretary of the Company, by executing a later dated proxy or by attending the Annual Meeting and voting in person.

      Each Class A Share is entitled to one (1) vote and each Class B Share is entitled to twenty (20) votes. The holders of Shares having a majority of the votes which could be cast by the holders of all Shares, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Abstentions will be treated as Shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as not present or represented at the Annual Meeting for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain Shares to vote on a particular matter, those Shares will not be considered as present and entitled to vote with respect to that matter. The Yeager family members own all 662,296 shares of Class B Common Stock. Consequently, the Yeager family controls approximately 65% of the voting power of the Company on all matters presented for stockholder action. The Yeager family members are parties to a stockholders' agreement, pursuant to which they have agreed to vote all of their shares of Class B Common Stock in accordance with the vote of the holders of a majority of such shares.

      Directors are elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote for the election of directors, provided a quorum is present. Stockholders are not allowed to cumulate their votes in the election of directors. Shares represented at the Annual Meeting in person or by proxy but withheld or otherwise not cast for the election of directors will have no effect on the outcome of the election.

      Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and such election inspectors will determine whether or not a quorum is present.

      The Board of Directors knows of no matters to be presented at the Annual Meeting other than those set forth in the Notice of 1998 Annual Meeting of Stockholders enclosed herewith. However, if any other matters do come before the meeting, it is intended that the holders of the proxies will vote thereon in their discretion. Any such other matter will require for its approval the affirmative vote of the holders of Shares having a majority of the votes present in person or represented by proxy at the Annual Meeting, provided a quorum is present, or such greater vote as may be required under the Company's Certificate of Incorporation, the Company's By-laws or applicable law. A list of stockholders as of the record date will be available for inspection at the Annual Meeting and for a period of ten days prior to the Annual Meeting at the Company's offices in Lombard.


                              ELECTION OF DIRECTORS

      The number of directors of the Company, as determined by the Board of Directors under Article III of the Company's By-laws, is currently six. Each director holds office until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

      The nominees for whom the enclosed proxy is intended to be voted are set forth below. Each nominee for election as director currently serves as a director of the Company. It is not contemplated that any of these nominees will be unavailable for election, but if such a situation should arise, the proxy will be voted in accordance with the best judgment of the proxyholder for such person or persons as may be designated by the Board of Directors unless the stockholder has directed otherwise.

      If a stockholder desires to nominate persons for election as directors at the next Annual Meeting of Stockholders written notice of such stockholder's intent to make such a nomination must be given and received by the Secretary of the Company at the principal executive offices of the Company either by personal delivery or by United States mail not later than March 20, 1999. Each notice must describe the nomination in sufficient detail for the nomination to be summarized on the agenda for the meeting and must set forth: (i) the name and address, as it appears on the books of the Company, of the stockholder making the nomination, (ii) a representation that the stockholder is a holder of record of stock in the Company entitled to vote at the annual meeting of stockholders and intends to appear in person or by proxy at the meeting to present the nomination, (iii) a statement of the class and number of shares beneficially owned by the stockholder, (iv) the name and address of any person to be nominated, (v) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (vi) such other information regarding such nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (the "Commission"), and (vii) the consent of such nominee to serve as a director of the Company if elected. The presiding officer of the annual meeting of stockholders will, if the facts warrant, refuse to acknowledge a nomination not made in compliance with the foregoing procedure, and any such nomination not properly brought before the meeting will not be considered.

                       Nominees for Election as Directors


                              Business Experience During the Past Five Years
Name                Age                    and Other Information
----                ---                    ---------------------
 Phillip C. Yeager  70  Phillip C. Yeager has been Chairman of the
                        Board since October 1985. From April 1971 to October 1985, Mr. Yeager served as President of Hub City Terminals, Inc. ("Hub Chicago"). Mr. Yeager became
                        involved in   intermodal transportation in 1959, five
                        years after the introduction of intermodal transportation in the United States, as an employee of the Pennsylvania and Pennsylvania Central Railroads. He spent 19 years with the Pennsylvania and Pennsylvania Central Railroads, 12 of which involved intermodal transportation. In 1991, Mr. Yeager was named the Man of the Year by the Intermodal Transportation Association. In 1995, he received the Salzburg Practitioners Award from Syracuse University in recognition of his lifetime achievements in the transportation industry. In October 1996, Mr. Yeager was inducted into the Chicago Area Entrepreneurship Hall of Fame sponsored by the University of Illinois at Chicago. In March 1997, he received the Presidential Medal from Dowling College for his achievements in transportation services. Mr. Yeager graduated from the University of Cincinnati in 1951 with a Bachelor of Arts degree in Economics. Mr. Yeager is the father of David P. Yeager, Vice Chairman and Chief Executive Officer, and Mark A. Yeager, Division President, Secretary and General Counsel, and the father-in-law of Robert J. Jensen, President-Hub Group Operations Management.

 David P. Yeager    45  David P. Yeager has served as the Company's Vice
                        Chairman of the Board since January 1992 and as Chief
                        Executive Officer of the Company since March 1995.
                        From October 1985 through December 1991, Mr. Yeager was President of Hub Chicago. From 1983 to October
                        1985, he served as Vice President, Marketing of Hub
                        Chicago. Mr. Yeager founded the St. Louis Hub in 1980 and served as its President from 1980 to 1983. Mr.
                        Yeager founded the Pittsburgh Hub in 1975 and served as its President from 1975 to 1977. Mr. Yeager received a Masters in Business Administration degree from the University of Chicago in 1987 and a Bachelor of Arts degree from the University of Dayton in 1975.
                        Mr. Yeager is the son of Phillip C. Yeager, the brother of Mark A. Yeager and the brother-in-law of Robert J. Jensen. Mr. Yeager also serves as a director of SPR Inc.

 Thomas L. Hardin   52  Thomas L. Hardin has served as the Company's
                        President since October 1985 and has served as Chief
                        Operating Officer and a director of the Company since
                        March 1995. From January 1980 to September 1985, Mr.
                        Hardin was Vice President-Operations and from June
                        1972 to December 1979, he was General Manager of the Company. Prior to joining the Company, Mr. Hardin worked for the Missouri Pacific Railroad where he held various marketing and pricing positions. During
                        1996, Mr. Hardin was Chairman of the Intermodal
                        Association of North America.

 Gary D. Eppen      61  Gary D. Eppen has served as a director of the
                        Company since February 1996. Having served as a Professor of Industrial Administration in the Graduate School of Business at The University of
                        Chicago since 1964, Mr. Eppen is currently the Ralph and Dorothy Keller Distinguished Service Professor of
                        Operations Management and Deputy Dean for part-time
                        Masters in Business Administration programs. He received a Ph.D. in Operations Research from Cornell
                        University in 1964, a Master of Science in Industrial
                        Engineering from the University of Minnesota in 1960, a Bachelor of Science from the University of Minnesota in 1959 and an Associate in Arts degree in Pre-Engineering from Austin Junior College in 1956.
                        Mr. Eppen also serves as a director of Landauer, Inc.

 Charles R. Reaves  59  Charles R. Reaves has served as a director of the Company since February 1996. Since 1994, Mr. Reaves has been President and Chief Executive Officer of Reaves Enterprises, Inc., a real estate development company. From April 1962 until November 1994, Mr. Reaves worked for Sears Roebuck & Company in various positions, most recently as President and Chief Executive Officer of Sears Logistics Services, Inc., a transportation, distribution and home delivery subsidiary of Sears Roebuck & Company. Mr. Reaves received a Bachelor of Science degree in Business Administration from Arkansas State University in 1961.

 Martin P. Slark    43  Martin P. Slark has served as a director of the
                        Company since February 1996. Since 1976, Mr. Slark has been employed by Molex Incorporated ("Molex"), a manufacturer of electronic, electrical and fiber optic interconnection products and systems. Having worked for Molex in Europe, the United States and Asia, Mr. Slark is presently a Corporate Vice
                        President and President of the Americas region.  Mr.
                        Slark received a Masters in Business Administration degree from the London Business School in 1993, a Post-Graduate Diploma in Management Studies from the
                        London School of Economics in 1981 and a Bachelors of Science degree in Engineering from Reading University in 1977.

      The Board of Directors recommends that the stockholders vote FOR the election of each nominee for director named above.


                      MEETINGS AND COMMITTEES OF THE BOARD

      The Board of Directors has both an Audit Committee and a Compensation Committee. The Board of Directors does not have a Nominating Committee. During the fiscal year ended December 31, 1997, the full Board of Directors met four times, the Audit Committee met twice and the Compensation Committee met twice. During 1997, all directors attended at least 75% of the meetings of the Board of Directors and the committees thereof on which they served.

      The duties of the Audit Committee are to oversee the Company's internal control structure; review the Company's financial statements and other financial information to be included in the Company's 10-K and annual report to stockholders; select the independent auditors for the Company and its subsidiaries; and review the Company's annual audit plan. The members of the Audit Committee are Messrs. Eppen, Reaves and Slark.

      The duties of the Compensation Committee are to make recommendations to the Board of Directors concerning the salaries of the Company's officers; to exercise the authority of the Board of Directors concerning the Company's 1996 Long-Term Incentive Plan and 1997 Long-Term Incentive Plan; and to advise the Board of Directors on other compensation and benefit matters. The members of the Compensation Committee are Messrs. Eppen, Reaves and Slark.

                 OWNERSHIP OF THE CAPITAL STOCK OF THE COMPANY

      The following table sets forth information with respect to the number of shares of Class A Common Stock and Class B Common Stock beneficially owned by
(i) each director of the Company, (ii) the executive officers of the Company named in the table under "Compensation of Directors and Executive Officers--Summary Compensation Table," (iii) all directors and executive officers of the Company as a group, and (iv) based on information available to the Company and a review of statements filed with the Commission pursuant to
Section 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each person that owns beneficially (directly or together with affiliates) more than 5% of the Class A Common Stock or Class B Common Stock, in each case as of March 31, 1998, except as otherwise noted. The Company believes that each individual or entity named has sole investment and voting power with respect to shares of the Class A Common Stock or Class B Common Stock indicated as beneficially owned by them, except as otherwise noted.

                                                                                          Number (1)
                                                                                     -------------------
                                      Name                                           Class A     Class B  Percentage(2)
--------------------------------------------------------------------------------    --------     -------  -------------
Phillip C. Yeager(3)(4) ........................................................      20,000     662,296      8.9%
David P. Yeager(3)(5) ..........................................................      14,000     662,296      8.8%
Thomas L. Hardin(6) ............................................................      26,500         --         *
Robert J. Jensen(3)(7) .........................................................      10,000     662,296     11.3%
Daniel F. Hardman(8) ...........................................................       7,000         --         *
John T. Donnell(9) .............................................................      15,000         --         *
Mark A. Yeager(3)(10) ..........................................................      10,000     662,296      8.8%
Gary D. Eppen(11) ..............................................................       9,000         --         *
Charles R. Reaves(11) ..........................................................       8,000         --         *
Martin P. Slark(11) ............................................................       8,000         --         *
All directors and executive officers as a group (13 persons)(12) ...............     152,600     662,296     10.5%
Debra A. Jensen(3)(13) .........................................................      10,000     662,296      8.8%
Thomson Horstmann & Bryant, Inc.(14) ...........................................     369,800         --       4.8%
Strong Capital Management, Inc./Richard S. Strong (15)..........................     734,475         --       9.6%
Dresdner RCM Global Investors L.L.C./RCM Limited L.P./RCM General
  Corporation(16)...............................................................     674,600         --       8.8%
Dresdner Bank AG(17) ...........................................................     674,600         --       8.8%
William Blair & Company, L.L.C.(18) ............................................   1,029,525         --      13.5%

---------------------------

*  Represents less than 1% of the outstanding shares of Common Stock.

(1) Calculated pursuant to Rule 13d-3(d) under the Exchange Act. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights, or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

(2) Represents percentage of total number of outstanding shares of Class A Common Stock and Class B Common Stock.

(3) The Yeager family members are parties to a stockholders' agreement (the "Yeager Family Stockholder Agreement"), pursuant to which they have agreed to vote all of their shares of Class B Common Stock in accordance with the vote of the holders of a majority of such shares. Except as provided in footnotes 5 and 10, each of the Yeager family members disclaims beneficial ownership of the shares of Class B Common Stock held by the other Yeager family members. The Class B Common Stock represents approximately 65% of the total votes allocable to the Common Stock. Members of the Yeager family own all of the Class B Common Stock.

(4) Includes 413,934 shares of Class B Common Stock as to which Phillip C. Yeager may be deemed to have shared voting discretion pursuant to the Yeager Family Stockholder Agreement. See Note 3. Also includes 20,000 shares of Class A Common Stock issuable upon exercise of options.

(5) Includes 36,794 shares of Class B Common Stock owned by the Laura C. Yeager 1994 GST Trust, 36,794 shares of Class B Common Stock owned by the Matthew D. Yeager 1994 GST Trust and 36,794 shares of Class B Common Stock owned by the Phillip D. Yeager 1994 GST Trust, for which David P. Yeager serves as sole trustee and has sole investment and voting discretion and 469,127 shares of Class B Common Stock as to which David P. Yeager may be deemed to have shared voting discretion pursuant to the Yeager Family Stockholder Agreement. See Note 3. Also includes 14,000 shares of Class A Common Stock issuable upon exercise of options.

(6) Includes 14,000 shares of Class A Common Stock issuable upon exercise of options.

(7) Consists of the shares of Class B Common Stock owned by Debra A. Jensen, Robert J. Jensen's wife, and of which he may be deemed to be the beneficial owner and 551,913 shares of Class B Common Stock as to which Robert J. Jensen may be deemed to have shared voting discretion pursuant to the Yeager Family Stockholder Agreement. See Note 3. Also includes 10,000 shares of Class A Common Stock issuable upon exercise of options.

(8) Includes 6,000 shares of Class A Common Stock issuable upon exercise of options.

(9) Includes 10,000 shares of Class A Common Stock issuable upon exercise of options.

(10) Includes 36,794 shares of Class B Common Stock owned by the Alexander B. Yeager 1994 GST Trust and 36,794 shares of Class B Common Stock owned by the Samantha N. Yeager 1994 GST Trust, for which Mark A. Yeager serves as sole trustee and has sole investment and voting discretion and 551,914 shares of Class B Common Stock as to which Mark A. Yeager may be deemed to have shared voting discretion pursuant to the Yeager Family Stockholder Agreement. See Note 3. Also includes 10,000 shares of Class A Common Stock issuable upon exercise of options.

(11) Includes 8,000 shares of Class A Common Stock issuable upon exercise of options.

(12) Includes 130,000 shares of Class A Common Stock issuable upon exercise of options.

(13) Debra A. Jensen is the wife of Robert J. Jensen and the daughter of Phillip C. Yeager. Includes 10,000 shares of Class A Common Stock issuable upon exercise of options held by Robert J. Jensen.

(14) Thomson Horstmann & Bryant, Inc. ("THB") filed a Schedule 13G with the Commission indicating beneficial ownership of shares of Class A Common Stock. According to the Schedule 13G, (i) THB has sole dispositive power with respect to all 369,800 shares of Class A Common Stock beneficially owned and (ii) THB has sole voting power with respect to 218,400 shares of Class A Common Stock beneficially owned and shared voting power with respect to 3,700 shares of Class A Common Stock beneficially owned. The number of shares beneficially owned by THB is indicated as of January 27, 1998. The address of THB is Park 80 West, Plaza Two, Saddle Brook, NJ 07663.

(15) Strong Capital Management, Inc. and Richard S. Strong (collectively, "Strong") filed a Schedule 13G with the Commission indicating beneficial ownership of shares of Class A Common Stock. According to the Schedule 13G, (i) Strong has sole dispositive power with respect to all 734,475 shares of Class A Common Stock beneficially owned and (ii) Strong has sole voting power with respect to 439,325 shares of Class A Common Stock beneficially owned and shared voting power with respect to zero shares of Class A Common Stock beneficially owned. The number of shares beneficially owned by Strong is indicated as of February 16, 1998. The address of Strong is 100 Heritage Reserve, Menomonee Falls, WI 53051.

(16) Dresdner RCM Global Investors, L.L.C., RCM Limited L.P. and RCM General Corporation (collectively, "RCM") filed a Schedule 13G with the Commission indicating beneficial ownership of shares of Class A Common Stock. According to the Schedule 13G, (i) RCM has sole dispositive power with respect to 632,600 shares of Class A Common Stock beneficially owned and shared dispositive power with respect to 42,000 shares of Class A Common Stock beneficially owned and (ii) RCM has sole voting power with respect to 543,600 shares of Class A Common Stock beneficially owned and shared voting power with respect to zero shares of Class A Common Stock beneficially owned. The number of shares beneficially owned by RCM is indicated as of January 30, 1998. The address of RCM is Four Embarcadero Center, Suite 2900, San Francisco, CA 94111.

(17) Dresdner Bank AG ("Dresdner") filed a Schedule 13G with the Commission indicating beneficial ownership of shares of Class A Common Stock. Dresdner has beneficial ownership of the securities reported on its
      Schedule 13G only to the extent that Dresdner may be deemed to have beneficial ownership of securities deemed to be beneficially owned by Dresdner RCM (See Note 16). According to the Schedule 13G, (i) Dresdner does not have either sole or shared dispositive power with respect to any shares of Class A Common Stock beneficially owned and (ii) Dresdner does not have either sole or shared voting power with respect to any shares of Class A Common Stock beneficially owned. The number of shares beneficially owned by Dresdner is indicated as of January 30, 1998. The address of Dresdner is Jurgen-Ponto-Platz 1, 60301 Frankfurt, Germany.

(18) William Blair & Company, L.L.C. ("WB&C") filed a Schedule 13G with the Commission indicating beneficial ownership of shares of Class A Common Stock. According to the Schedule 13G, (i) WB&C has sole dispositive power with respect to all 1,059,525 shares of Class A Common Stock beneficially owned and (ii) WB&C has sole voting power with respect to 278,900 shares of Class A Common Stock beneficially owned and shared voting power with respect to zero shares of Class A Common Stock beneficially owned. The number of shares beneficially owned by WB&C is indicated as of February 14, 1998. The address of WB&C is 222 West Adams Street, Chicago, IL 60606.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than ten-percent stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the Company's 1997 fiscal year all applicable
Section 16(a) filing requirements were complied with by the officers, directors, and greater than ten-percent beneficial owners except that Mr. Rogan was late in filing a Form 3.

               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS


Summary Compensation Table

      The following table sets forth a summary of the annual, long-term and other compensation for services rendered to the Company for the fiscal years ended December 31, 1995, December 31, 1996 and December 31, 1997 paid or awarded to those persons who were, at December 31, 1997: (i) the Company's chief executive officer, and (ii) the Company's four most highly compensated executive officers other than the chief executive officer (collectively, together with the Company's chief executive officer, the "Named Executive Officers").

                                                                          Long-Term
                                          Annual Compensation            Compensation
                                ---------------------------------------  ------------
                                                           Other Annual    Options/      All Other
         Name and                       Salary     Bonus   Compensation      SARs      Compensation
    Principal Position          Year      ($)       ($)       ($)(1)         (#)            ($)
--------------------------      ----   -------    -------  ------------  ------------  ------------
David P. Yeager                 1997   330,000    411,840        --             --       5,062(2)
Vice Chairman and               1996   199,650    522,082        --          35,000      4,762(2)
Chief Executive Officer         1995   181,500    450,314        --             --       4,762(2)

Thomas L. Hardin                1997   260,000    274,560        --             --       5,062(2)
President and                   1996   199,650    374,711        --          35,000      4,762(2)
Chief Operating Officer         1995   181,500    310,636        --             --       4,762(2)

Daniel F. Hardman               1997   125,000    258,210        --             --       5,062(2)
President-Chicago Region        1996   108,900    252,569        --          15,000      4,762(2)
                                1995   111,578    189,122        --             --       4,762(2)

John T. Donnell                 1997   200,000    235,000        --             --       5,062(2)
Executive Vice President--      1996   163,600    251,047        --          25,000      4,762(2)
National Accounts               1995   148,700    227,428        --             --       4,762(2)

Robert J. Jensen                1997   170,000    242,000        --             --       5,062(2)
President-Hub Group             1996   155,500    225,500        --          25,000      4,762(2)
Operations Management           1995   139,755    205,000        --             --       4,762(2)


 (1) During the fiscal years covered, no Named Executive Officer received any other annual compensation in an aggregate amount exceeding the lesser of either $50,000 or 10% of his total annual salary and bonus reported in the preceding two columns.

(2) Represents the Company's matching contribution to the Company's Section 401(k) deferred compensation plan of $4,900, $4,600 and $4,600 in 1997, 1996 and 1995, respectively, and represents the value of insurance premiums paid by the Company with respect to term life insurance for the benefit of each Named Executive Officer equal to $162 during each of 1997, 1996 and 1995.

Aggregated Option/SAR Exercises In Last Fiscal Year and Fiscal Year-End Option/SAR Values

      The following table provides information concerning options exercised by the Named Executive Officers during the fiscal year ended December 31, 1997, and the value at December 31, 1997, of unexercised options.

                                              Number of Shares of
                                              Class A Common Stock       Value ($) of
                                             Underlying Unexercised   Unexercised In-the-
                           Shares                  Options at           Money Options at
                          Acquired              December 31, 1997      December 31, 1997
                             on      Value   ----------------------   -------------------
                          Exercise  Realized       Exercisable/           Exercisable/
          Name              (#)       ($)         Unexercisable          Unexercisable
-----------------------   --------  -------- ----------------------   -------------------
David P. Yeager........      0        0           7,000/28,000          110,250/441,000
Thomas L. Hardin.......      0        0           7,000/28,000          110,250/441,000
Daniel F. Hardman......      0        0           3,000/12,000           47,250/189,000
John T. Donnell........      0        0           5,000/20,000           78,750/315,000
Robert J. Jensen.......      0        0           5,000/20,000           78,750/315,000

Compensation of Directors

      Directors who are not employees of the Company received $12,000 for serving as a director during 1997. Directors who are employees of the Company do not receive additional compensation for such services. Both employee and non-employee directors are reimbursed for their travel and other expenses incurred in connection with attending meetings of the Board of Directors or committees thereof. In addition, simultaneously with the closing of the initial public offering (the "Offering") of the Company, Messrs. Eppen, Reaves and Slark each received options to purchase 12,000 shares of Class A Common Stock exercisable at $14.00 per share of which 4,000 shares have vested for each director. These options vest ratably on the date of each of the three annual meetings of stockholders occurring after the grant date.

Board of Directors Compensation Committee Report on Executive Compensation

      The Compensation Committee approves the policies under which compensation is paid or awarded to the Company's executive officers. The Compensation Committee consists of the three independent members of the Board.

      In May 1996, the Board of Directors commissioned a third party to conduct a study of the Company's compensation program. This study included a survey of compensation practices in the transportation industry using a broad sample of companies within the industry. This independent study was used as the benchmark to determine competitive compensation ranges for senior executives. The Compensation Committee implemented certain recommendations from the independent study and, using this study, determined the compensation structure for 1997.

      The 1997 Compensation structure approved by the Compensation Committee was based on the following philosophy:

Compensation Philosophy

      The Company's compensation philosophy is designed to link executive performance to long-term stockholder value, connect pay with individual performance, maintain a compensation system that is competitive with the industry standards and attract and retain outstanding executives.

Description of Compensation Programs

      The Company's executive compensation program has three components--base salary, annual incentives, and long-term incentives. Base salary and annual incentives are primarily designed to reward current and past performance. Long-term incentives are primarily designed to provide strong incentives for long-term future Company growth.

      Base Salary To attract and retain qualified executives, base salary is determined using competitive criteria within the transportation industry. Salary increases are based on individual performance and, to a lesser extent, trends within the industry.

      Annual Incentive The Company's bonus plan recognizes and rewards executives for taking actions that build the value of the Company, generate competitive total returns for stockholders, and provide value-added solutions for the Company's customers. For most executive officers, bonus compensation is based on individual performance and Company performance. The component of the bonus based on individual performance is conditioned on the individual meeting certain pre-determined objectives and the component of the bonus based on Company performance is based on the Company meeting certain performance goals.

      Long-Term Incentives The Company's Long-Term Incentive Program serves to reward executive performance that successfully executes the Company's long-term business strategy and builds stockholder value. The program allows for the awarding of options and stock appreciation rights, restricted stock and performance units. During fiscal year 1997, there were no long-term incentive awards to the Company's executive officers.

Compensation Administration

      The Compensation Committee will follow an annual cycle to administer each of the three components of executive compensation. The integrity of the Company's compensation program relies on an annual performance evaluation process.

Discussion of CEO Compensation

      Consistent with the Company's compensation philosophy, the Compensation Committee approved Mr. David P. Yeager's total compensation during fiscal year 1997. Mr. Yeager's compensation was based on overall performance of the Company and on relative levels of compensation for CEOs within the benchmark companies in the transportation industry. In particular, Mr. Yeager's compensation is based on achievement of goals relating to the Company's earnings per share target and individual performance related to strategic objectives.

      The Compensation Committee approved the following compensation for Mr. Yeager during 1997: (i) a base salary of $330,000 per year and (ii) a bonus of $411,840.


                         COMPENSATION COMMITTEE,


                         Gary D. Eppen
                         Charles R. Reaves
                         Martin P. Slark

Performance Graph

      The following line graph compares the Company's cumulative total stockholder return on its Class A Common Stock since March 13, 1996, the date that the Class A Common Stock began trading, with the cumulative total return of the Nasdaq Stock Market Index and the Nasdaq Trucking and Transportation Index. These comparisons assume the investment of $100 on March 13,1996 in each index and in the Company's Class A Common Stock and the reinvestment of dividends.


                          COMPARISON OF CUMULATIVE TOTAL RETURN

                                   [GRAPH APPEARS HERE]

                             3/13/96     12/31/96     12/31/97
                             -------     --------     --------

Hub Group, Inc.                100          191          212
Nasdaq Stock Market            100          119          146
Nasdaq Trucking & Transp.      100          103          132

                  APPROVAL OF 1997 LONG-TERM INCENTIVE PLAN


      A proposal will be presented at the Annual Meeting to approve the Hub Group, Inc. 1997 Long-Term Incentive Plan (the "Plan"), as amended and restated effective as of October 28, 1997. The Plan was adopted by the Board of Directors of the Company effective as of October 28, 1997. The Board of Directors of the Company adopted the amendment and restatement of the Plan on April 10, 1998, effective as of October 28, 1997, subject to shareholder approval.

General Description

      The purpose of the Plan is to (a) attract and retain key executive and managerial employees; (b) attract and retain the services of experienced and knowledgeable directors; (c) motivate participating employees by means of appropriate incentives to achieve long-range goals; (d) provide incentive compensation opportunities that are competitive with those of other corporations; and (e) further identify participants' interests with those of the Company's other shareholders through compensation that is based on the price appreciation of common stock of the Company, and thereby promote the long-term financial interest of the Company, including the growth in value of the Company's equity and enhancement of long-term shareholder return. The purpose of the amendment and restatement of the Plan is to permit the grant of incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) and to provide for awards to employees subject to
Section 162(m) of the Code and in compliance with the requirements thereunder.

      A committee (the "Committee") comprised of members of the Board of Directors, and selected by the Board, administers the Plan. Currently, the Compensation Committee of the Board serves as the "Committee". Participants in the Plan are selected by the Committee from time to time from among the employees who are key executives or managerial employees of Hub Group and its related companies (as defined in the Plan) which have adopted the Plan. The Committee may grant non-qualified stock and incentive stock options, stock appreciation rights ("SARs"), restricted stock and performance units, subject to the terms and conditions established by the Committee. In addition, except as provided below with respect to Directors who have already received an award, each Director who is not an employee of the Company or a related company (an "Eligible Director") shall receive an award of non-qualified stock options under the Plan and thereby become a participant in the Plan, but shall not be eligible to receive any other award under the Plan while he is an Eligible Director.

      The number of shares of Hub Group common stock which may be issued or granted under the Plan with respect to all participants shall not exceed 150,000 shares in the aggregate. The number of shares of Hub Group common stock which may be issued under the Plan with respect to options and stock appreciation rights awarded to a participant during any one fiscal year of the Company may not exceed 50,000. All awards granted on or after April 10, 1998 are contingent on approval of the Plan, as amended and restated, by the shareholders. In addition, the number of shares of Hub Group common stock that may be issued or granted under the Plan is subject to equitable adjustment in the event of a reorganization, recapitalization, stock dividend, stock split, or other capital readjustment of Hub Group common stock, and is subject to the ability to award again shares that were subject to an award but were not delivered. The Hub Group common stock with respect to which awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

      The Plan is unlimited in duration, and in the event of Plan termination, will remain in effect as long as any awards under it are outstanding; provided, however, that no new award shall be made under the Plan on a date that is more than ten years from the date that the Plan is adopted. The Plan may be amended or terminated at any time by the Board of Directors, without the consent of shareholders; provided, however, that no such amendment or termination may adversely affect the rights of any participant or beneficiary under any award made under the Plan prior to the date such amendment is adopted by the Board.

      The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended.

      Awards under the Plan are not transferable except as designated by the participant by will or by the laws of descent and distribution; provided that once the participant is in receipt of the common stock under an award and all restrictions on the award have lapsed, then the common stock awarded is transferable. Notwithstanding the foregoing, the Committee may permit awards to be transferred to or for the benefit of the participant's family, subject to such limits as the Committee may establish.

      Termination provisions in the event of death or termination of employment shall be in accordance with the restrictions and conditions contained in the individual awards; provided that, with respect to options awarded to Eligible Directors, a participant who ceases to be a Director (and does not become an employee of the Company or a related company) will have 3 months from the date he ceases to be a Director to exercise any vested options, unless he ceases to be a Director by reason of his death, disability or retirement, in which case he (or his estate) will have twelve months to exercise any options.

      The employees of the Company and related companies which have adopted the Plan are eligible to become participants in the Plan. As of March 31, 1998, there were approximately 1235 employees of the Company and related companies which have adopted the Plan. The Company has granted options to purchase an aggregate of 49,000 shares of Class A Common Stock to certain of its employees under the Plan. None of Messrs. Yeager, Hardin, Hardman, Donnell, Jensen, the Company's executive officers as a group, the Company's Directors, or any associates of the foregoing have been granted options under the Plan.

Stock Options Awarded to Participants Who Are Employees

      The Committee may determine the type and terms of stock options granted to participants pursuant to the Plan, provided that such options are either non-qualified stock options or incentive stock options (within the meaning of Section 422 of the Code); and provided that (1) the option price per share shall not be less than the greater of (a) the fair market value of a share of Hub Group common stock on the date the option is granted or (b) the par value of a share of Hub Group common stock on such date, and (2) each option must expire not later than 10 years after the date of grant. Generally, no option may be exercised by a participant prior to the date the participant completes one continuous year of employment with the Company or a related Company after the date as of which the option is granted (provided that the Committee may permit earlier exercise following the participant's termination of employment by reason of death or disability). The exercise of any option will result in the surrender of any SARs granted in tandem therewith.

      If a participant elects to exercise an option by paying all or a portion of the purchase price in common stock, as permitted and in accordance with the terms of the Plan, then such participant may, in the Committee's discretion, be issued a new option to purchase additional shares of common stock equal to the number of shares of common stock surrendered to the Company in such payment. Such new option shall have an exercise price equal to the fair market value per share on the date such new option is granted, shall first be exercisable six months from the date of grant of the new option and shall have an expiration date on the same date as the expiration date of the original option so exercised by payment of the purchase price in shares of common stock.

      The Committee may award dividend equivalents with respect to non-qualified stock options and, subject to the limitations of the Code, with respect to incentive stock options. The award of dividend equivalents shall permit the participant to earn an amount equal to the dividends payable with respect to the number of shares of common stock subject to the option for the period the option is outstanding and unexercised. The right to payment of such earned dividends shall be subject to such restrictions and limitations as may be imposed by the Committee.

Stock Options Awarded to Participants Who Are Eligible Directors

      Each Director who is an Eligible Director shall be granted an option to purchase 12,000 shares of Hub Group common stock (the "Eligible Director Award") as of the first business day immediately following the date he becomes an Eligible Director, provided that he has not previously received an Eligible Director Award below under this Plan or the comparable award under the Hub Group, Inc. 1996 Long-Term Incentive Plan. A Director may not receive more than one Eligible Director Award, and an individual may not receive any award under the Plan other than the Eligible Director Award during the period that he is an Eligible Director.

      An option awarded as an Eligible Director Award is not intended to satisfy the requirements applicable to an "incentive stock option" as described in section 422(b) of the Code. The option price per share of an option granted as an Eligible Director Award shall not be less than the greater of (a) the fair market value of a share of Hub Group common stock on the date the option is granted or (b) the par value of a share of Hub Group common stock on such date. Generally, the option shall be first exercisable with respect to each 1/3 of the number of shares of common stock subject to the option on the date of each of the first, second and third annual anniversaries of the date as of which the option is granted, respectively, but only if the participant continues to serve as a Director until such annual anniversary (or is employed by the Company or any related company until such anniversary). Notwithstanding the foregoing, 100% of the option will become fully exercisable on the date the participant ceases to be a Director if such cessation occurs by reason of the participant's death or disability. The option will not be exercisable after the earliest to occur of
(a) the ten-year anniversary of the date on which the option was granted; (b) the one-year anniversary of the date an Eligible Director ceases to be a Director after attaining age 65 or as a result of death or disability; and (c) the three-month anniversary of the date an Eligible Director ceases to be a Director prior to age 65 for a reason other than death or disability (the "Expiration Date"). The option will not be exercisable after the Expiration Date applicable to that option, and all rights to purchase shares of common stock pursuant to the option shall cease as of the option's Expiration Date. A participant shall not be permitted to exercise the option after the participant ceases to be a Director except to the extent that the option is exercisable immediately prior to such cessation; provided that, if, at the time a participant ceases to be a Director, he is employed by the Company or a related company, then the date of his subsequent termination of employment with the Company or a related company, rather than the date he ceases to serve as a Director, will be used to determine whether the Expiration Date occurs prior to the tenth anniversary of the date the option was granted.

Stock Appreciation Rights

      The Committee may award SARs in connection with all or any portion of a previously or contemporaneously granted option or not in connection with an option, in such number and on such terms as the Committee may decide. If an SAR is granted in connection with an option, then in the discretion of the Committee, the SAR may, but need not, be granted in tandem with the option. The SAR must expire no later than 10 years after the date of grant, or if granted in tandem with an option, the expiration date of the related option. Generally, no SAR may be exercised by a participant prior to the date the participant has completed one continuous year of employment with the Company after the date as of which the SAR is granted (provided that the Committee may permit earlier exercise following the participant's termination of employment by death or disability). An SAR entitles the participant to receive the amount by which the fair market value of a specified number of shares on the exercise date exceeds a specified price, which price shall not be less than 100% of the fair market value of a share of Hub Group common stock at the time the SAR is granted, or if granted in tandem with an option, the exercise price with respect to shares under the tandem option. Such amount shall be payable in Hub Group common stock, in cash, or in a combination thereof, as determined by the Committee. The exercise of an SAR will result in the surrender of corresponding rights under the tandem option.

      The Committee may award dividend equivalents with respect to SARs. The award of dividend equivalents shall permit the participant to earn an amount equal to the dividends payable with respect to the number of shares of Stock that are subject to the SARs for the period the SARs are outstanding and unexercised. The right to payment of such earned dividends shall be subject to such restrictions and limitations as may be imposed by the Committee.

Restricted Stock

      The Committee may award to participants shares of Hub Group common stock which are subject to certain restrictions as may be determined by the Committee ("Restricted Stock"); provided that Restricted Stock awarded under the Plan may not be sold, assigned, transferred, pledged or otherwise encumbered for a period of not less than one year after the time of the grant of such shares (the "Restricted Period"); and provided further that a participant who terminates employment prior to the end of the Restricted Period will forfeit all shares of Restricted Stock that remain subject to restrictions. The Committee may, in its discretion, at any time after the date of the award of Restricted Stock, adjust the length of the Restricted Period to account for individual circumstances of a participant or group of participants, but in no case shall the length of the Restricted Period be less than one year.

Performance Units

      The Committee may award performance units to participants under the Plan, subject to such conditions and restrictions as may be determined by the Committee. The award of performance units entitles the participant to receive value for the units at the end of a performance period to the extent provided under the award. The number of units earned, and value received for them, will be contingent on the degree to which the performance measures established at the time of the initial award are met.

      The Committee shall designate the participants to whom performance units are to be granted, the term of the performance period, and other terms and conditions of the award. The Committee will compare the actual performance to the performance measures established for the performance period and determine the number of units to be paid and their value. Payment for units earned shall be wholly in cash, wholly in common stock or in a combination of the two, in a lump sum or installments, and subject to vesting requirements and such other conditions as the Committee shall determine. The Committee will determine the number of earned units to be paid in cash and the number to be paid in common stock. For performance units valued when granted in shares of common stock, one share of common stock will be paid for each unit earned, or cash will be paid for each unit earned equal to either (a) the fair market value of a share of common stock at the end of the performance period or (b) the value of the common stock determined based on the average fair market value for a number of days determined by the Committee. For performance units valued when granted in cash, the value of each unit earned will be paid in its initial cash value, or shares of common stock will be distributed based on the cash value of the units earned divided by (a) the fair market value of a share of common stock at the end of the performance period or (b) the value of a share of common stock determined based on the average fair market value for a number of days determined by the Committee.

      If a participant's termination of employment occurs during a performance period with respect to any performance shares granted to him, the Committee may determine that the participant will be entitled to receive all or any portion of the performance shares that he would otherwise receive, and may accelerate the determination and payment of the value of such performance shares or make such other adjustments as the Committee, in its sole discretion, deems desirable.

U.S. Federal Income Tax Consequences

      A participant who has been granted an incentive stock option will not realize taxable income and the Company will not be entitled to a deduction at the time of the grant or exercise of such option. If the participant makes no disposition of shares acquired pursuant to an incentive stock option within two years from the date of grant of such option, or within one year of the transfer of the shares to the participant, any gain or loss realized on a subsequent disposition of such shares will be treated as a capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for Federal income tax purposes. If the holding period requirements are not satisfied, the participant will generally realize ordinary income at the time of disposition in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price or (ii) the excess of the amount realized upon disposition of the shares, if any, over the option price, and the Company will be entitled to a corresponding deduction. In addition, the participant may be required to pay an alternative minimum tax on the amount of his tax preference items, if such tax exceeds the tax otherwise due, which amount of minimum tax paid may be available as a credit in future years to reduce subsequent tax liability. The exercise of an incentive stock option will generally result in an increase to alternative minimum taxable income, the basis on which the alternative minimum tax is computed, by the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price.

      A participant will not realize taxable income at the time of the grant of a non-qualified option. Upon exercise, however, of such non-qualified stock option, the participant will realize ordinary income in an amount measured by the excess, if any, of the fair market value of the shares on the date of exercise over the option price, and the Company will be entitled to a corresponding deduction. Upon a subsequent disposition of such shares, the participant will realize short-term or long-term capital gain or loss, with the basis for computing such gain or loss equal to the option price plus the amount of ordinary income realized upon exercise.

      A participant will not realize taxable income at the time of the grant of a stock appreciation right. Upon exercise, however, the participant will realize ordinary income measured by the difference between the fair market value of the common stock of the Company on the applicable date of grant and the fair market value of such stock on the date of exercise. The Company will be entitled to a corresponding deduction in the year of exercise.

      A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for Federal income tax purposes. Upon the vesting of shares subject to an award, the participant will realize ordinary income in an amount equal to the fair market value of the shares at such time, and the Company will be entitled to a corresponding deduction. Dividends paid to the participant during the restriction period will also be compensation income to the participant and deductible as such by the Company. The participant may elect to be taxed at the time of grant of a restricted stock award on the then fair market value of the shares, in which case (i) the Company will be entitled to a deduction at the same time and in the same amount, (ii) dividends paid to such holder during the restriction period will be taxable as dividends to such holder and not deductible by the Company, and (iii) there will be no further tax consequences when the restrictions lapse. If a participant who has made such an election subsequently forfeits the shares, he will not be entitled to any deduction or loss. The Company, however, will be required to include as ordinary income the lesser of the fair market value of the forfeited shares or the amount of the deduction originally claimed with respect to the shares.

      A participant who has been granted performance units will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. The participant will have compensation income at the time of payment, and the Company will have a corresponding deduction.

Payment of Option Price with Shares of Company Common Stock

      Under proposed regulations, the exercise of an incentive stock option through the exchange of previously acquired stock will generally be treated as a non-taxable, like-kind exchange as to the number of shares given up and the identical number of shares received under the option. That number of shares will take the same basis and, for capital gains purposes, the same holding period as the shares which are given up. However, such holding period will not be credited for purposes of the one-year holding period required for the new shares to receive incentive stock option treatment. Shares received upon such an exchange which are in excess of the number of shares given up will have a new holding period and, if cash was paid in addition to the shares exchanged, a basis equal to the amount of such cash. If a disqualifying disposition (a disposition before the end of the applicable holding period) occurs with respect to any of the shares received from the exchange, it will be treated as a disqualifying disposition of the shares with the lowest basis.

      If the exercise price of an incentive stock option is paid with shares of stock of the Company acquired through a prior exercise of an incentive stock option, gain will be realized on the shares given up (and will be taxed as ordinary income) if those shares have not been held for the minimum holding period (two years from the date of grant and one year from the date of transfer), but the exchange will not affect the tax treatment, as described in the immediately preceding paragraph, of the shares received.

      The exercise of a non-qualified stock option through the delivery of previously acquired stock will generally be treated as a non-taxable, like-kind exchange as to the number of shares surrendered and the identical number of shares received under the option. That number of shares will take the same basis and, for capital gains purposes, the same holding period as the shares which are given up. The value of the shares received upon such an exchange which are in excess of the number given up will be taxed to the participant at the time of the exercise as ordinary income. The excess shares will have a new holding period for capital gains purposes and a basis equal to the value of such shares determined at the time of exercise.

Withholding of Taxes

      The Company may deduct, from any payment under the Plan, the amount of any tax required by law to be withheld with respect to such payment, or may require the participant to pay such amount to the Company prior to, and as a condition of, making such payment. The use of shares of Company common stock to satisfy any withholding requirement will be treated, for federal income tax purposes, as a sale of such shares for an amount equal to the fair market value of the stock on the date when the amount of taxes to be withheld is determined. If previously owned shares of Company common stock are delivered by a participant to satisfy a withholding requirement, the disposition of such shares may result in the recognition of gain or loss by the participant for tax purposes.

Limitations on Deductions

      The Company income tax deduction for awards under the Plan may be unavailable if (i) the award is in excess of reasonable compensation, (ii) the award fails to satisfy the requirements of section 162(m) of the Code that compensation in excess of $1 million be performance-based, and (iii) the award constitutes an excess parachute payment under section 280G of the Code.

      The Board of Directors recommends that shareholders vote FOR this proposal.

                              CERTAIN TRANSACTIONS

      On March 1, 1997, the Company exercised its option to acquire an additional approximately 44% ownership interest in Hub Group Distribution Services ("Hub Distribution") for an aggregate price of approximately $1,500,000, raising the Company's general partnership interest in Hub Distribution to 65%. In connection with this acquisition, Phillip C. Yeager received approximately $97,000, David P. Yeager (including members of his immediate family) received approximately $151,000, Thomas L. Hardin received approximately $98,000, Mark A. Yeager (including members of his immediate family) received approximately $90,000, John T. Donnell received approximately $65,000 and Robert J. Jensen (including members of his immediate family) received approximately $103,000. The purchase price paid by the Company for this approximate 44% interest was determined based upon a fixed option price determined at the closing of the Offering.

      On September 17, 1997 the Company purchased the remaining 70% minority interest in Hub City Los Angeles, L.P. and Hub City Golden Gate, L.P. for approximately $59,379,000 in cash. Phillip C. Yeager received approximately $5,051,000, David P. Yeager (including members of his immediate family) received approximately $3,707,000, Thomas L. Hardin received approximately $1,475,000, Mark A. Yeager (including members of his immediate family) received approximately $3,707,000 and Robert J. Jensen (including members of his immediate family) received approximately $3,707,000. The purchase price paid by the Company was based upon the option formula contained in the Amended and Restated Limited Partnership Agreements of Hub City Los Angeles, L.P. and Hub City Golden Gate, L.P. The decision to exercise the options to acquire the minority interests in Hub City Los Angeles, L.P. and Hub City Golden Gate, L.P. was made by the independent members of the Company's Board of Directors.

      On April 1, 1998 the Company purchased the remaining 70% minority interest in Hub City Houston, L.P., Hub City Dallas, L.P. and Hub City Rio Grande, L.P. for approximately $6,152,000 in cash. Phillip C. Yeager received approximately $426,000, David P. Yeager (including members of his immediate family) received approximately $547,000, Thomas L. Hardin received approximately $419,000, Mark
A. Yeager (including members of his immediate family) received approximately $515,000 and Robert J. Jensen (including members of his immediate family) received approximately $515,000. The purchase price paid by the Company was based upon the option formula contained in the Amended and Restated Limited Partnership Agreements of Hub City Houston, L.P., Hub City Dallas, L.P and Hub City Rio Grande, L.P. The decision to exercise the options to acquire the minority interests in Hub City Houston, L.P., Hub City Dallas, L.P. and Hub City Rio Grande, L.P. was made by the independent members of the Company's Board of Directors.

                                    AUDITORS

      The Board of Directors has selected Arthur Andersen LLP as the independent accountant of the Company. Representatives of Arthur Andersen LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.


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                           PROXY SOLICITATION EXPENSE

      The expense of any proxy solicitation will be paid by the Company. In addition to the solicitation of proxies by use of the mails, solicitation also may be made by telephone, telegraph or personal interview by directors, officers, and regular employees of the Company, none of whom will receive additional compensation for any such solicitation. The Company will, upon request, reimburse brokers, banks, and similar organizations for out-of-pocket and reasonable clerical expenses incurred in forwarding proxy material to their principals.

                              STOCKHOLDER PROPOSALS

      Proposals of stockholders must be received in writing by the Secretary of the Company at the principal executive offices of the Company no later than December 16, 1998, in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to the next annual meeting of stockholders.

      The Company anticipates that its next annual meeting of stockholders will be held in May 1999. If a stockholder desires to submit a proposal for consideration at the next annual meeting of stockholders, written notice of such stockholder's intent to make such a proposal must be given and received by the Secretary of the Company at the principal executive offices of the Company either by personal delivery or by United States mail not later than December 16, 1998. Each notice must describe the proposal in sufficient detail for the proposal to be summarized on the agenda for the annual meeting of stockholders and must set forth: (i) the name and address, as it appears on the books of the Company, of the stockholder who intends to make the proposal; (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to present such proposal; and (iii) the class and number of shares of the Company which are beneficially owned by the stockholder. In addition, the notice must set forth the reasons for conducting such proposed business at the annual meeting of stockholders and any material interest of the stockholder in such business. The presiding officer of the annual meeting of stockholders will, if the facts warrant, refuse to acknowledge a proposal not made in compliance with the foregoing procedure, and any such proposal not properly brought before the annual meeting of stockholders will not be considered.


                                 By order of the Board of Directors,



                                 MARK A. YEAGER
                                 Division President, Secretary and General
                                 Counsel

Lombard, Illinois
April 15, 1998


Each stockholder, whether or not he or she expects to be present in person at the Annual Meeting, is requested to MARK, SIGN, DATE, and RETURN THE ENCLOSED PROXY in the accompanying envelope as promptly as possible. A stockholder may revoke his or her proxy at any time prior to voting.

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